Exhibit 99.1

GBB Drink Lab Founder & President John Gulyas and Beverage Industry Veteran Advisor Rich Pascucci Join Jupiter Wellness’ Boards

●	John Gulyas was the Founder and President of GBB Drink Lab, co-founder of Safety Shot, the world’s first rapid blood alcohol detoxification drink recently acquired by Jupiter Wellness
●	Rich Pascucci, a beverage industry innovator, has held leadership roles at Diageo, Red Bull, and Pabst Brewing and launched 13 brands

JUPITER, FL – July 20, 2023 — Jupiter Wellness, Inc. (Nasdaq: JUPW), a diversified company that supports health and wellness, today announced the appointment of John Gulyas to its Board of Directors and Rich Pascucci to its Advisory Board. Both are formerly from GBB Drink Lab, creator of Safety Shot, the world’s first rapid blood alcohol detoxification drink recently acquired by Jupiter Wellness.

Currently, John is the CEO and founder of 2v consulting LLC. As a serial entrepreneur with multiple 7-figure exits, he has experience in industries ranging from cellular services to waste management to hospitality. John has owned and operated multiple franchise brands over the last 13 years. In addition to owning and operating franchise locations, he consults franchisors on how to successfully develop their brands. His most notable consultation work was with European Wax Center where he provided development consultation, as the brand grew from 4 to 640 locations. He is an investor in multiple franchise concepts and was the co-founder in Vio Med Spa a national franchise brand.

Rich Pascucci is an active advisor with a wealth of leadership experience in the beverage industry. He has held leadership roles at Diageo, Red Bull, and Pabst Brewing. Currently, he is the owner of Black Apple Group, LLC, where he specializes in insights, category development, integration, and planning. Over the past 27 months , as the Owner of Black Apple Group, Rich has exited or nationally partnered 13 brands and has an extensive network of distributors, strategics, VCs, and other industry stakeholders.

“I’m excited to guide Jupiter through the launch of Safety Shot which we believe is a once-in-a-century kind of functional beverage that can improve wellbeing and potentially reduce the various hazards of alcohol overconsumption,” John Gulyas stated.

“We are very pleased to have more of the stellar GBB Drink Lab team join Jupiter. John’s track record as a serial entrepreneur and innovator speaks for itself. With his passion, drive, and know-how in moving Safety Shot from concept to market launch, John is a huge asset for our Board,” stated Jupiter Wellness CEO Brian John. “Rich’s experience in building, launching, and leading beverage brands we believe will boost our successful market entry. Together, we expect to have one of the most successful and high-profile product launches in the history of the beverage industry.”

About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, psoriasis, and vitiligo. Revenue is generated through the sales of OTC and consumer products and licensing royalties.

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Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Jupiter Wellness Media Contact:

Phone: 561-244-7100

Email: info@JupiterWellness.com

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